WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT (INCLUDING THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Number: DML-1                                                   5,375,000 Shares

                        WARRANT TO PURCHASE COMMON STOCK

U.S. Wireless Data, Inc, a Colorado corporation (the "Corporation"), hereby grants to Dean Michael Leavitt (the "Holder") the right to purchase from the Corporation 5,375,000 shares of the common stock of the Corporation (the "Warrant Shares"), subject to the terms and conditions set forth below. This Warrant is issued in connection with and subject to certain rights, privileges and restrictions set forth in the Employment Agreement entered into between the Holder and the Corporation (the "Employment Agreement") as of May 3, 1999.

1) Term. This Warrant may be exercised into fully paid and nonassessable shares of the Corporation's Common Stock, at the option of the Holder, at any time and from time to time in whole or in part during the ten years ending May 3, 2009 (the "Exercise Period").

2) Purchase Price. 2,687,500 shares of this Warrant shall be exercisable into the Corporation's Common Stock at a price of Eighty-Seven and one half cents (.875) per share (the current fair market value of the Common Stock), as adjusted pursuant to Section 9 below (the "Market Portion"). 2,687,500 shares of this Warrant shall be exercisable into the Corporation's Common Stock at a price of three dollars ($3.00) per share as adjusted pursuant to Section 9 below (the "$3.00 Portion").

3) Exercise of Warrant. This Warrant may be exercised in whole or in part, but not for less than one thousand (1000) Warrant Shares and in excess of 1000 Warrant Shares in increments of 1000 Warrant Shares. It is exercisable at any time during the Exercise Period as set forth below by the surrender of the Warrant to the Corporation at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by the amount, in full, of the aggregate purchase price of the Warrant Shares in immediately available funds. The Corporation agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter, and that the Holder shall be deemed the record owner of such

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
Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered together with payment in full as required above.

         (a) The Market Portion of this Warrant shall vest only during employment of Holder by the Corporation (except for acceleration as provided herein) and shall be exercisable in accordance with the following formula:

               (1)  10% on or after the date of this Warrant; plus an additional

               (2) 7.5% on or after each of the 2nd day of each of the 12 calendar months thereafter

               (3)  100% on or after May 2, 2000

         (b) The $3.00 Portion of this Warrant shall vest only during employment of Holder by the Corporation (except for acceleration as provided herein) and shall be exercisable in accordance with the following formula:

               (1)  50% on or after May 2, 2000; plus an additional

               (2) 8.33% on or after each of the 2nd day of each of the 6 calendar months thereafter

               (3)  100% on or after November 2, 2000

         (c) The Market Portion of this Warrant and any portion thereof must be exercised, to the extent otherwise exercisable, within 180 days of termination of Holder's employment with the Corporation or any unexercised portion shall then expire, except that if such 180-day period expires in the same calendar year as termination of employment, such post-termination exercise period will extend until January 31 of the following year. Holder shall have until 5 years from date of his termination of employment with the Corporation to exercise the $3.00 Portion of this Warrant, to the extent otherwise exercisable upon termination..

         (d) Section 5(a)(3) of the Employment Agreement contains provisions for acceleration of this Warrant upon a Change of Control or termination without Cause or for Good Reason.

4) Cashless Exercise Option. Notwithstanding the foregoing, in lieu of exercising this Warrant for cash, the Holder may elect to receive Warrant Shares equal to the value of this Warrant (or equal to the value of the portion of the Warrant Shares thereof being exercised) which shall be that number of Warrant Shares when multiplied times the Fair Market Value for such Warrant Shares is equal to the excess, if any, by which the Fair Market Value of the aggregate Warrant Shares being exercised exceeds the aggregate Exercise Price (determined by subtracting the Warrant Exercise Price for one Warrant Share on the exercise date from the Fair Market Value of one Warrant Share on the exercise date multiplied by the number of Warrant Shares exercised) on the exercise date. Fair Market Value of one share of a Warrant Share shall mean the closing price per share of the Corporation's Common Stock for the trading day immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in the case no such sale takes place on such day, the average of the closing bid

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
and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock of the Corporation are listed or admitted to trading, or if applicable, the last sale price, or in the case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on the National Association of Securities Dealers, Inc. (the "NASD") Automated Quotation System (the NASD Automated Quotation System being hereinafter referred to as "Nasdaq") or as listed on the OTC Electronic Bulletin Board (the quotation system for the non-Nasdaq over-the-counter market) (Nasdaq and the OTC Electronic Bulletin Board being collectively referred to hereinafter as the "OTC Market"), or on or with any comparable quotation or listing service, or if there shall have been no sales in the OTC Market on such day or, if such Common Stock is not quoted or listed in the OTC Market, or on or with any comparable quotation or listing service, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Corporation for that purpose. If such bid and asked prices are not available, then the Fair Market Value per share shall be equal to the fair market value of such Common Stock as determined in good faith by the board of directors of the Corporation. In the event of a cashless exercise, the underlying Warrant must be surrendered, and no new Warrant shall be issued, except for the balance of the Warrant not exercised or used to pay the Warrant Exercise Price.

5) Fractional Interest. The Corporation shall not be required to issue any fractional shares on the exercise of this Warrant.

6) Warrant Confers No Rights of Shareholder. The Holder shall not have any rights as a shareholder of the Corporation with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares. However, as long as the Warrant remains outstanding, Holder shall receive all shareholder notices and correspondence, shall be notified of all shareholder action and meetings and shall have the right to attend all shareholder meetings.

7) Investment Representation. Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Holder acknowledges by acceptance of the Warrant that (a) he has acquired this Warrant for investment and not with a view to distribution; and either (b) he has a pre-existing personal or business relationship with the Corporation, or its executive officers, or by reason of his business or financial experience be has the capacity to protect his own interests in connection with the transaction; and (c) he is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and such Warrant Shares will not be registered under the Securities Act and applicable state securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws or, based on an opinion of counsel reasonably satisfactory to the Corporation, an exemption from such registration and qualification is available. The Holder by acceptance hereof, consents to the placement of the following restrictive legends or similar legends, on each certificate to be issued to the Holder by the Corporation in connection with the issuance of such Warrant Shares:

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
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) There IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR (B) THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

8) Reservation of Shares. The Corporation agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its common stock to provide for the exercise of the rights represented hereby. The Corporation intends to increase the authorized Common Stock under the Articles of Incorporation at the next meeting of shareholders, to a number as appropriate to take into consideration the foreseeable needs of the Corporation.

9) Adjustment for Re-Classification of Capital Stock. If the Corporation at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination, or reclassification. If shares of the Corporation's common stock are subdivided into a greater number of shares of common stock, the purchase price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if shares of the Corporation's common stock are combined into a smaller number of common stock shares, the price shall he proportionately increased, and the Warrant Shares shall be proportionately decreased.

10) Pre-emptive Rights. In case the Corporation offers any shares of its Common Stock, or any rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock), as part of a financing of the Corporation (and not pursuant to an acquisition, merger, incentive or compensatory arrangement approved by the Board), the Holder shall be entitled to subscribe for such Common Stock, or any rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock), at such price as shall be so offered in proportion to the holdings the Holder would have had this Warrant been exercised immediately prior to the offerings in relationship to all of the issued and outstanding equity securities of the Corporation.

11) Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses

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
incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Corporation will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

12) Assignment. The Holder of this Warrant shall not assign or transfer this Warrant without the written consent of the Corporation; provided however, that the Holder, if a limited liability company, may assign this Warrant to its Members without the consent of the Corporation, and provided further that the Holder may assign and transfer the Warrant to members of his immediate family, or to a family trust or the like without consent to the Corporation, and upon death of the Holder, his personal representative, executor or the like may exercise all vested portions of the Warrant. Notwithstanding the foregoing, Holder may transfer or pledge any vested portion of the $3.00 Portion of this Warrant and may pledge any vested portion of the Market Portion of this Warrant, without Corporation consent. The Holder of this Warrant shall not assign his Warrant unless such assignment is in compliance with applicable state and federal securities laws. In giving its consent to an assignment, the Corporation may request an opinion of counsel reasonably acceptable to it that such transfer is in compliance with all applicable state and federal securities laws.

13)      Registration Rights.

         (a) If, at any time following the date of issuance of this Warrant, the Corporation shall file a registration statement for the sale by the Corporation to the public of its equity securities (other than any registration statement on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while any Registrable Securities (as hereinafter defined) are outstanding, the Corporation shall give the Holder at least 45 days' prior written notice of the filing of such registration statement. If requested by the Holder in writing within 30 days after receipt of any such notice, the Corporation shall, at the Corporation's sole expense (other than the fees and disbursements of counsel for the Holder and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Holder), register or qualify all or, at the Holder's option, any portion of the Registrable Securities of the Holder concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all securities exchanges and the over-the-counter markets on which the Corporation's securities are traded, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Corporation in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Corporation would materially adversely affect the distribution of such securities by the Corporation for its own account, then the Holder if he has requested registration of his Registrable Securities shall not be entitled to have such Holder's Registrable Securities (or the portions thereof so designated by the managing underwriter) included in such registration statement, provided that no such exclusion or reduction shall be made as to any Registrable Securities if any securities of the Corporation are included in such registration statement for the account of any person other than the Corporation and the holder unless the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Registrable Securities which were requested to be included in such registration. As used herein, "Registrable Securities" shall mean the Warrant Shares then issuable thereunder, if any which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act.

         (b) In the event of a  registration  pursuant to the provisions of this
Section 13, the Corporation shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request; provided, however, that the Corporation shall not by reason of this
Section 13 be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

         (c) The Corporation shall keep effective any registration or qualification contemplated by this Section 13 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Holder to complete the offer and sale of the Registrable Securities covered thereby. The Corporation shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Holder is first free to sell such Registrable Securities; provided, however, that, if the Corporation is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Corporation shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

         (d) In the event of a  registration  pursuant to the provisions of this
Section 13, the Corporation shall furnish to the Holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

         (e) In the event of a  registration  pursuant to the provisions of this
Section 13, the Corporation shall furnish the Holder with an opinion of its counsel (reasonably acceptable to the Holder) to the effect that (i) the registration statement has become effective under the Securities Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor to the best knowledge of such counsel has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) each document, if any, incorporated by reference in the registration statement and the prospectus included therein (except for financial statements and related schedules, as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and
(iii) the registration statement and the prospectus included therein and any supplements or amendments thereto (except for financial statements and related schedules, as to which such counsel need express no opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder. In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Corporation, and representatives of independent accountants for the Corporation, at which conferences such counsel made inquiries of such officers, representatives and accountants; discussed the contents of the preliminary prospectus; the registration statement; and the prospectus and related matters were discussed and, although such counsel is not passing and does not assume any responsibility for accuracy, completeness or fairness, the statements contained in the preliminary prospectus, the registration statement and the prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead it to believe that either the registration statement or on any amendment thereto, at the time such registration statement or amendment became effective or the preliminary prospectus or prospectus or amendment or any supplement thereto as of the date of such opinion contained any untrue statement or a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the preliminary prospectus, the registration statement or prospectus). The Corporation shall also furnish to the Holder a "cold" comfort letter from the independent certified public accountants of the Corporation in customary form and substance.

         (f) In the event of a  registration  pursuant to the provisions of this
Section 13, the Corporation and the Holder shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, without limitation, opinions of counsel and accountants, "cold" comfort letters, with any underwriter who acquires any Registrable Securities.

         (g) The Corporation agrees that, until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.

14)      Indemnification.

         (a) Subject to the conditions set forth below, the Corporation agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 14, without limitation, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities, or (B) in any application or other document or communication (in this Section 10 collectively called an "application") executed by or on behalf of the Corporation or based upon written information furnished by or on behalf of the Corporation filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation with respect to the Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant, or agreement of the Corporation contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Corporation may otherwise have, including liabilities arising under this Warrant.

         If any action is brought against the Holder or any controlling persons of the Holder (an "indemnified party") in respect of which indemnity may be sought against the Corporation pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Corporation in writing of the institution of such action (but the failure so to notify shall not relieve the Corporation from any liability under this Section 13(a) unless the Corporation shall have been materially prejudiced by such failure or relieve the Corporation from any liability other than pursuant to this Section 13(a)) and the Corporation shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Corporation in connection with the defense of such action or the Corporation shall not have employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Corporation, in any of which events such fees and expenses shall be borne by the Corporation and the Corporation shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this
Section 13 to the contrary notwithstanding, the Corporation shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Corporation agrees promptly to notify the Holder of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

         (b) The Holder agrees to indemnify and hold harmless the Corporation, each director of the Corporation, each officer of the Corporation who shall have signed any registration statement covering Registrable Securities held by the Holder, each other person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Corporation to the Holder in Section 13(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Corporation with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Corporation or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 13(b), the Holder shall have the rights and duties given to the Corporation, and the Corporation and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 13(a); provided, however, that the obligations of the Holder hereunder shall be limited to an amount equal to the net proceeds to the Holder of securities sold as contemplated herein.

         (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 14(a) or
(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Warrant expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Corporation (including for this purpose any contribution made by or on behalf of any director of the Corporation, any officer of the Corporation who signed any such registration statement, any controlling person of the Corporation, and its or their respective counsel), as one entity, and the Registrable Securities of the Holder included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Corporation and the Holder in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Corporation or by the Holder, and the parties, relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Corporation and the Holder agree that it would be unjust and inequitable if the respective obligations of the Corporation and the Holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 14(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent representation. For purposes of this Section 14(c), each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act and counsel to the Holder or control person shall have the same rights to contribution as the Holder or control person and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Corporation who shall have signed any such registration statement, each director of the Corporation, and its or their respective counsel shall have the same rights to contribution as the Corporation, subject in each case to the provisions of this Section 14(c). Anything in this Section 14 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its or his written consent. This Section 14 is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

15) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts between Colorado residents entered into and to be performed entirely within the State of Colorado.

16) Amendments. Any term of this Warrant may be amended with the written consent of the Company and the Holders.

17) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Subscription Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

18) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

19) Expenses. The Corporation shall pay all registrar and transfer agent and similar expenses in connection with issuance of the Warrant and the shares of Common Stock upon exercise of the Warrant.

Executed as of May 3, 1999.


By:      /S/ Rod Stambaugh, President
         -------------------------------------
         U.S. Wireless Data, Inc.


Attest:  /s/ Robert E. Robichaud, Secretary
         -------------------------------------
The name and address of the registered Holder of this Warrant is:

Dean Michael Leavitt
50 Catherine Road
Scarsdale, New York  10583

                               NOTICE OF EXERCISE


To: ______________________

1. The undersigned hereby elects to purchase ______ shares of Common Stock of ____________________________, pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price for such shares in full.

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3. Please issue a certificate representing said shares of Common Stock in the name of the undersigned:

4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:

 Dated: ___________________________          HOLDER


                                             By: _____________________________

                                             ---------------------------------
                                             (Print Name & Title)